Exhibit 10.3
AMENDED AND RESTATED REVENUE SHARING AGREEMENT
This AMENDED AND RESTATED REVENUE SHARING AGREEMENT (this “Agreement”) is made and entered into as of April 9, 2024, by and between Sustainable Oils, Inc., a Delaware corporation (the “SusOils”) and BKRF OCB, LLC, a Delaware limited liability company (“BKRF”). Each of SusOils and BKRF, is referred to herein individually a “Party” and, collectively, as the “Parties.”
WHEREAS, SusOils and BKRF entered into that certain Revenue Sharing Agreement, dated as of October 12, 2023 (the “Original Agreement”);
WHEREAS, Bakersfield Renewable Fuels, LLC, a Delaware limited liability company (the “Project Company”), an affiliate of each of SusOils and BKRF, desires to install, develop, construct, finance and operate a renewable diesel refinery to be located in Bakersfield, California (the “Project”);
WHEREAS, BKRF is party to that certain Credit Agreement, dated as of May 4, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BKRF, BKRF OCP, LLC, a Delaware limited liability company, the Project Company, the banks and other financial institutions and entities from time to time party thereto as lenders, Orion Energy Partners TP Agent, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Orion Energy Partners TP Agent, LLC, as collateral agent (in such capacity, the “Collateral Agent”);
WHEREAS, SusOils owns certain intellectual property for Camelina that can be used as feedstock for the production of renewable fuel and has entered into certain contracts for the procurement of Camelina;
WHEREAS, SusOils needs additional capital to remain operational and to develop and procure Camelina for use as feedstock for the production of renewable fuel at the Project;
WHEREAS, Global Clean Energy Holdings, Inc. (“GCEH”), as the owner of SusOils, has engaged advisors to help source additional capital for SusOils. Such advisors have advised GCEH that given GCEH’s financial position and capital structure, the Lenders under the Credit Agreement present the most likely, and potentially only, source of immediate funding for SusOils;
WHEREAS, in connection with such funding needs, BKRF has requested (a) the lenders under the Credit Agreement extend additional loans to BKRF under the Credit Agreement in order to fund SusOils, in each case pursuant to the approved annual operating budget of GCEH (i) pursuant to that certain Amended and Restated Secured Promissory Note, dated as of the date hereof, by SusOils in favor of BKRF (the “Note”; capitalized terms used herein and not otherwise defined herein, shall have the meaning given to such terms in the Note) and (ii) pursuant to that certain Sustainable Oils License Agreement, dated as of the date hereof, by and between SusOils and the Project Company whereby the Project Company will receive from SusOils certain non-exclusive intellectual property licenses and rights pursuant to the terms thereof and (b) the lenders under the Credit Agreement to permit a distribution from BKRF to Global Clean Energy Holdings, Inc. for purposes of contributing such amounts down to SusOils; and
WHEREAS, as consideration for the additional loans and consents contemplated in the prior recital (and as consideration for any future loans made under the Credit Agreement, if any), the lenders under the Credit Agreement are requiring SusOils and BKRF to amend and restate the Original Agreement and the Parties have agreed to enter into this Agreement accordingly.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and the Note, it is hereby agreed as follows:
1.Definitions. In this Agreement, the following words and phrases shall have the following meanings unless the context requires otherwise:
“Gross Revenue” means, for any applicable period, the actual gross revenue of SusOils (i) including, without limitation, (a) revenues generated from the license of its patented Camelina varieties to third parties or affiliates and (b) other one-time payments, license fees, cost reimbursements, future partnerships and/or joint ventures and (ii) excluding any revenues from grants; provided, however, that if such amount is a negative number for any applicable period, then Gross Revenue will be deemed to be zero dollars ($0) for such period. For the avoidance of doubt, Gross Revenue shall exclude any cash proceeds from capital contributions to SusOils.
“Revenue Sharing Percentage” shall mean an amount equal to five percent (5.0%) of Gross Revenue.
2.Revenue Sharing.   During the Term of this Agreement, SusOils shall pay to BKRF the Revenue Sharing Percentage of the Gross Revenue accounted for by SusOils during each calendar quarter, commencing with the first calendar quarter ending after January 1, 2025 (being March 31, 2025). All payments of Gross Revenue payable to BKRF shall be made by SusOils within thirty (30) days after the end of the applicable calendar quarter during which revenues are accounted, with the first of such payments being due on April 30, 2025; provided, that if any such payment date falls on a day that is not a Business Day, payment shall be due on the next Business Day. At the time of payment, SusOils shall also deliver to BKRF an accurate and complete written statement setting forth SusOils’s calculations of the Gross Revenue and the amount of the Revenue Sharing Percentage for the applicable quarter.
3.Term. This Agreement shall continue to be in force until the date that is five (5) years after January 1, 2025 (the “Term”).
4.Amendments and Waivers.  No amendment, supplement or waiver of any provision of this Agreement, nor consent to any departure by any of the Parties hereto from any provision of this Agreement, shall in any event be effective unless the same shall be in writing, signed by each of SusOils and BKRF. Any such amendment, supplement, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

5.Notices.  All notices and other communications under this Agreement will be in writing and will be given by personal or courier delivery, facsimile or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile, or three Business Days after mailing if mailed, to the addresses of SusOils and BKRF contained in the records of SusOils at the time of such notice.
To SusOils:

In care of:    President
Address:    2790 Skypark Drive, Suite 105
Torrance, CA 90505

To BKRF:

In care of:    General Counsel
Address:    c/o Global Clean Energy Holdings, Inc.
2790 Skypark Drive, Suite 105
Torrance, CA 90505

6.Headings. The section headings used in this Agreement are intended for convenience of reference and will not by themselves determine the construction or interpretation of any provision of this Agreement.
7.Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflicts of law provisions that would result in the application of laws of a State other than the State of New York.
8.Counterparts and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).
9.Severability.  If any portion of this Agreement is determined to be invalid or unenforceable, such portion will be adjusted, rather than voided, to achieve the intent of the parties to the extent possible, and the remainder will be enforced to the maximum extent possible.
10.Assignment; Third-Party Beneficiary. This Agreement and the rights, interests or obligations hereunder may not be assigned by either SusOils or BKRF without the prior written consent of the other Party; provided that, BKRF may, without the prior written consent of SusOils, collaterally assign, encumber or otherwise assign this Agreement to the Secured Parties (as defined in the Credit Agreement) and/or their agents or successors in connection with its obligations under the Credit Agreement. Any purported assignment of this Agreement in violation of this Section shall be null and void and shall be ineffective to relieve any Party of its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon SusOils and BKRF and their respective legatees, heirs, successors and assigns of the Parties. SusOils and BKRF acknowledge and agree that (a) the Administrative Agent, the Collateral Agent and the lenders under the Credit Agreement (and their respective successors and assigns) shall expressly be third party beneficiaries of this Agreement, (b) this Agreement shall expressly inure to the benefit of the Administrative Agent, the Collateral Agent and the lenders under the Credit Agreement (and their respective successors and assigns), (c) the Administrative Agent, the Collateral Agent and the lenders under the Credit Agreement (and their respective successors and assigns) shall be entitled to rely on and enforce the provisions of this Agreement and (d) this Agreement cannot be amended without the prior written consent of the Collateral Agent.  The foregoing confirmations and acknowledgements are being provided as consideration for the funding of loans under the Credit Agreement to BKRF by the lenders under the Credit Agreement.
11.Amendment and Restatement. This Agreement amends, restates and supersedes that certain Revenue Sharing Agreement, dated as of October 12, 2023, by SusOils and BKRF.

[Signature Pages Follow]

IN WITNESS, WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the preamble hereto.

SUSTAINABLE OILS, INC.

By: ________________________________
Name:
Title:

BKRF OCB, LLC

By: ________________________________
Name:
Title:
    [Amended and Restated Revenue Sharing Agreement]